Exhibit 5.1

March 31, 2014

Lipocine Inc.

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Lipocine Inc., a Delaware corporation (the “Company”), in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (333-190897), together with any subsequent amendments thereto (the “Registration Statement”), relating to the sale by the selling stockholders identified in the Registration Statement of up to 5,227,631 shares (the “Shares”) of the Company's common stock, $0.0001 par value per share. The Shares are to be sold from time to time as set forth in the Registration Statement.

We have examined such documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized by all requisite corporate action and are validly issued, fully paid and nonassessable.

Our opinion expressed above is limited to the laws of the State of Utah and the internal corporate laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption “Legal Matters” contained in the prospectus included therein.

Very truly yours,

/s/ Dorsey & Whitney LLP

NST/DFM